UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2011

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 25, 2011 the Audit Committee of Recovery Energy, Inc. (the "Company") determined that the Company's financial statements for the year ended December 31, 2010, and for the quarters ended September 30, 2010 and March 31, 2011, must be restated and should not be relied upon.  This determination was made following management's conversations with the staff of the Securities and Exchange Commission about a comment received by the Company on a registration statement on Form S-1 currently in review by the staff.  During 2010, the Company issued common shares for cash. Included in these shares was a private placement of 15,901,200 units at $1.50 per unit, which included one share of common stock and one common stock purchase warrant exercisable at $1.50 per share. 3,414,000 of these warrants were subsequently exercised during 2010 for $5,121,000 of cash. In connection with the exercise, the Company granted a new warrant for each warrant exercised. The new warrants have an exercise price of $2.20 per share, which was slightly greater than the concurrent market price of the Company's common stock, and expire on September 29, 2015. The value of the new warrants, calculated at $2,953,450 using the Black Scholes method, was originally categorized as an equity cost and netted out of gross proceeds of the warrant exercises in additional paid in capital in the Company's financial statements for the year ended December 31, 2010.  The staff suggested in the comment that the appropriate accounting treatment would be to treat the replacement warrants as a modification of the existing warrants and record the incremental value as a current period warrant modification expense.  After internal review and consultation with our independent accountant we have agreed with the staff's view and will be filing an amendment to our annual report on Form 10-K restating our year end financial statements, and our quarterly reports on Form 10-Q for the periods ending September 30, 2010 and March 31, 2011, to reflect this change.

The following tahle shows the impact of this change on the Company's financial statement for the year ended December 31, 2010.

	Year Ended December 31, 2010
	Prior to Restatement	Restated
Consolidated Balance Sheet:
Additional Paid in Capital	90,861,527	93,814,977
Accumulated Deficit	(46,696,964)	(49,650,414)

Consolidated Statement of Operations:
General and Administrative	12,576,798	15,527,248
Total Costs and Expenses	19,931,732	22,885,182
Loss from Operations	(10,174,040)	(13,274,490)
Net Loss	(16,785,583)	(19,739,033)
Earnings per Common Share: Basic and Diluted	(0.46)	(0.54)

Consolidated Statement of Cash Flows:
Net Loss	(16,785,583)	(19,739,033)
Adjustment for Warrant Modification Expense	-	2,953,450
Net Cash Provided by Operating Activities	3,758,694	3,758,694

The Company's audit committee chairman has discussed the matters disclosed in this filing with the Company's independent accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: July 26, 2011	By:	/s/ Roger A. Parker
Roger A. Parker
President and Chief Executive Officer